UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2025

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Platte Street, 2nd Floor

Denver, Colorado 80202

(Address of Principal Executive Offices)

(888) 507-1737

Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 13, 2025, Veritone, Inc. (the “Company”) entered into a Second Amendment to Credit and Guaranty Agreement (the “Second Amendment”) to amend certain provisions of that certain Credit and Guaranty Agreement, dated as of December 13, 2023, by and among the Company, certain of its subsidiaries, as guarantors, the lenders party thereto and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (as amended on April 24, 2025, the “Credit Agreement”).

The Second Amendment provides that the minimum Consolidated Liquidity (as defined in the Credit Agreement) covenant is (i) reduced to $5 million for the period of time beginning on June 13, 2025 and extending through June 30, 2025, (ii) increased to $10 million for the period of time beginning on July 1, 2025 and extending through August 31, 2025 and (iii) increased to $15 million beginning on September 1, 2025 and extending through maturity.

In connection with obtaining the requisite lenders’ consent to the Second Amendment, the Company issued to the consenting lenders 253,744 shares of its common stock, par value $0.001 per share (“Common Stock”), representing a number of shares having an aggregate value equal to $373,005, based on a price per share of $1.47, which was the closing price per share of Common Stock on The Nasdaq Global Market on June 12, 2025, the trading day immediately prior to the effective date of the Second Amendment. The shares of Common Stock were offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-280148), filed with the Securities and Exchange Commission on June 12, 2024, and as supplemented by the Prospectus Supplement, dated June 16, 2025.

Except as amended by the Second Amendment, the terms of the Credit Agreement remain in effect. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2025, the Company’s Board of Directors (the “Board”) authorized an amendment and restatement of the Veritone, Inc. 2023 Equity Incentive Plan (the “2023 Plan”), to increase the number of shares of Common Stock authorized for issuance thereunder by 2,500,000 shares (the 2023 Plan as amended, the “Amended 2023 Plan”), subject to approval by the Company’s stockholders at the Company’s 2025 annual meeting of stockholders which took place on June 13, 2025 (the “Annual Meeting”), and conditioned upon approval by the Company’s stockholders at the Annual Meeting of the Charter Amendment (as defined below) to increase the number of shares of Common Stock authorized under the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). As disclosed previously in the Company’s Form 8-K filed on June 16, 2025, the Company’s stockholders approved the Charter Amendment and the Amended 2023 Plan at the Annual Meeting. The Amended 2023 Plan became effective after the Annual Meeting on June 13, 2025.

The Amended 2023 Plan provides for the grant of incentive stock options to the Company’s employees and employees of certain affiliates, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, and other awards to its employees, directors and consultants and the employees and consultants of the Company’s affiliates. Subject to adjustment for certain changes in the Company’s capitalization, the Amended 2023 Plan permits the Company to grant equity awards with respect to an aggregate number of shares of Common Stock not to exceed the sum of (i) 2,500,000 new shares, plus (ii) the 2,500,000 shares originally reserved under the 2023 Plan, plus (iii) the available share reserves under the 2014 Stock Option/Stock Issuance Plan (the “2014 Plan”) and 2017 Stock Incentive Plan (together with the 2014 Plan, the “Prior Plans”) as of the effective date of the original 2023 Plan, plus (iv) the Prior Plans’ Returning Shares (as defined below), which are issuable as such shares, if any, become available from time to time. The term “Prior Plans’ Returning Shares” refers to the following shares of Common Stock subject to any outstanding award granted under the Prior Plans, and that, following the effective date of the original 2023 Plan: (i) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) are not issued because such stock award or any portion thereof is settled in cash; (iii) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (iv) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (v) are withheld or reacquired to satisfy a tax withholding obligation.

The following actions will not result in an issuance of shares under the Amended 2023 Plan and accordingly do not reduce the number of shares subject to the above described share reserve and available for issuance under the Amended 2023 Plan: (i) the expiration or termination of any portion of an award without the shares covered by such portion of the award having been issued; (ii) the settlement of any portion of an award in cash; (iii) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an award; or (iv) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an award. In addition, the following shares previously issued pursuant to an award and accordingly initially deducted from the share reserve will be added back to the share reserve and again become available for issuance under the Amended 2023 Plan: (i) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (ii) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an award; and (iii) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an award.

The Amended 2023 Plan is described as part of Proposal 6 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2025, which description is incorporated herein by reference.

The Board may suspend or terminate the Amended 2023 Plan at any time. The authority to grant new incentive stock options under the Amended 2023 Plan will terminate on March 30, 2033.

The foregoing summary of the Amended 2023 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended 2023 Plan, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the Company’s stockholders approved an amendment to the Certificate of Incorporation to (i) increase the number of authorized shares of Common Stock from 75,000,000 shares to 150,000,000 shares; (ii) reflect the Company’s current registered agent, Corporation Service Company, and its address; and (iii) reflect other necessary conforming changes to reflect the amendment and restatement of the Certificate of Incorporation (the “Charter Amendment”). The Charter Amendment is described as part of Proposal 4 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2025, which description is incorporated herein by reference. On June 16, 2025, the Company filed a Fourth Amended and Restated Certificate of Incorporation reflecting the provisions of the Charter Amendment (the “Amended Charter”) with the Secretary of State of the State of Delaware, and the Amended Charter became effective upon filing.

The foregoing summary of the changes contained in the Amended Charter is qualified in its entirety by reference to the full text of the Amended Charter, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of the Company.

5.1	Opinion of Cooley LLP, dated June 16, 2025.

10.1†	Second Amendment to Credit and Guaranty Agreement, dated June 13, 2025, by and among Veritone, Inc., certain of its direct and indirect subsidiaries and the other parties thereto.

10.2	Veritone, Inc. Amended and Restated 2023 Equity Incentive Plan.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

The exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITONE, INC.

Date: June 16, 2025	By:	/s/ Michael L. Zemetra
Michael L. Zemetra
Executive Vice President, Chief Financial Officer and Treasurer